SUBSIDIARIES OF THE COMPANY
EXHIBIT 21.1
The following is a list of subsidiaries of the company as of December 31, 2019, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Subsidiary Name	Jurisdiction
Aratana Therapeutics, Inc.	United States
ChemGen Corporation	Massachusetts
Dista Products Limited	United Kingdom
Elanco (Shanghai) Animal Health Co., Ltd.	China
Elanco (Taiwan) Animal Health Co. Ltd. (FKA: Lohmann Animal Health (Farmosa) Co. Ltd.)	Taiwan
Elanco (Thailand) Ltd. (FKA: Lohmann Animal Health (Thailand) Co., Ltd.)	Thailand
Elanco Animal Health (Pty) Ltd.	South Africa
Elanco Animal Health UK Limited (FKA: Novartis Animal Health UK Limited)	United Kingdom
Elanco Animal Health, Korea, Ltd.	Korea
Elanco Animal Vaccines Limited (FKA: Novartis Animal Vaccines Limited)	United Kingdom
Elanco Argentina S.R.L. (later Elanco S.R.L.)	Argentina
Elanco Australasia Pty. Ltd.	Australia
Elanco Australia Holding Pty Limited	Australia
Elanco Bangladesh Limited	Bangladesh
Elanco Belgium BVBA	Belgium
Elanco Brazil Holdings Ltda	Brazil
Elanco Canada Limited	Canada
Elanco Centre de Recherche Sante Animale SA	Switzerland
Elanco Chile SpA	Chile
Elanco Colombia S.A.S.	Colombia
Elanco Denmark ApS	Denmark
Elanco Denmark ApS -- Norway Branch	Norway
Elanco Denmark ApS -- Sweden Branch	Sweden
Elanco Deutschland GmbH	Germany
Elanco Europe GmbH	Switzerland
Elanco Europe Ltd.	United Kingdom
Elanco Financing S.A.	Switzerland
Elanco France S.A.S. (FKA: Novartis Sante Animale S.A.S.	France
Elanco GmbH	Germany
Elanco Hayvan Sağlığı Limited Şirketi	Turkey
Elanco India Private Limited	India
Elanco Innovation and Alliance Centre India LLP	India
Elanco International, Inc.	Indiana
Elanco Ireland Limited	Ireland
Elanco Italia S.p.A. (FKA: Novartis Animal Health S.p.A.)	Italy
Elanco Japan K.K .	Japan
Elanco Malaysia Sdn Bhd	Malaysia
Elanco Nederland B.V.	Netherlands
Elanco Netherlands Holding B.V.	Netherlands
Elanco New Zealand	New Zealand

SUBSIDIARIES OF THE COMPANY
EXHIBIT 21.1
The following is a list of subsidiaries of the company as of December 31, 2019, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Elanco Philippines Inc.	Philippines
Elanco Polska spółka z ograniczoną odpowiedzialnością	Poland
Elanco Rus Ltd.	Russia
Elanco Salud Animal S.A. de C.V.	Mexico
Elanco Saude Animal Ltda. (FKA: Novartis Saude Animal Ltda)	Brazil
Elanco Shanghai - Beijing Branch	China
Elanco Spain S.L. - Portugal Branch	Portugal
Elanco Spain, S.L. (FKA: Novartis Sanidad Animal, S.L.U.)	Spain
Elanco Tiergesundheit AG -- Austria Branch	Austria
Elanco Tiergesundheit AG -- Czech Branch	Czech
Elanco Tiergesundheit AG -- Egypt Representative Office	Egypt
Elanco Tiergesundheit AG -- Hungary Branch	Hungary
Elanco Tiergesundheit AG -- Lebanon Representative Office	Lebanon
Elanco Tiergesundheit AG -- Poland Branch	Poland
Elanco Tiergesundheit AG -- Saudi Arabia Branch	Saudi Arabia
Elanco Tiergesundheit AG - South Africa	South Africa
Elanco Tiergesundheit AG -- Vietnam Representative Office	Vietnam
Elanco Tiergesundheit AG (FKA: Novartis Tiergesundheit AG)	Switzerland
Elanco Tiergesundheit AG --Tunisia Representative Office	Tunisia
Elanco UK AH Limited	United Kingdom
Elanco US Inc.	Delaware
Elanco Veterina SVN d.o.o. (FKA: Novartis Veterina d.o.o.)	Slovenia
Immuno-Vet Services (Pty) Ltd. South Africa	South Africa
Immunovet Services Zambia Ltd.	South Africa
Ivy Animal Health, Inc.	Delaware
Lohmann Animal Health (Malaysia) Sdn. Bhd	Malaysia
Lohmann Animal Health Beteiligungs GmbH	Germany
Lohmann Animal Health GmbH	Germany
Lohmann Animal Health International Inc.	Maine
Lohmann Animal Health Phils. Corp.	Philippines
Lohmann Animal Health South Africa (Pty) Ltd.	South Africa
Lohmann Asia Holding Co. Ltd.	Thailand
Prevtec do Brasil	Brazil
Prevtec Microbia GmbH	Germany
Prevtec Microbia HK Ltd.	China
Prevtec Microbia Inc.	Canada
Pt. Lohmann Elanco Animal Health Indonesia (FKA: Pt. Lohmann Animal Health Indonesia)	Indonesia
Vericore Limited	United Kingdom
Vet Therapeutics, Inc.	United States